Exhibit 10.26

THIRD AMENDMENT TO CONTRIBUTION AGREEMENT

THIS THIRD AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is made and entered into this 29th day of November, 2017, by and among Linn Energy Holdings, LLC (“LEH”), a Delaware limited liability company, Linn Operating, LLC, a Delaware limited liability company (“LOI” and together with LEH, “Linn”), Citizen Energy II, LLC (“Citizen”), an Oklahoma limited liability company, and Roan Resources, LLC, a Delaware limited liability company (“Company”). Linn, Citizen and Company are sometimes referred to collectively as the “Parties” and individually as a “Party.” Capitalized terms used but not defined in this Amendment will have the meanings given to such terms in the Contribution Agreement (defined below).

RECITALS

WHEREAS, LEH, LOI, Citizen and Company entered into that certain Contribution Agreement, dated as of June 27, 2017, which was amended by that certain First Amendment to Contribution Agreement between the Parties, dated as of August 31, 2017, and further amended by that certain Second Amendment to Contribution Agreement between the Parties, dated as of October 31, 2017 (as amended, the “Contribution Agreement”).

WHEREAS, the Parties desire to amend and modify certain terms and conditions of the Contribution Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Linn Lease Designation Notices and Citizen Lease Designation Notices.

a.
The deadline to submit any Linn Lease Designation Notices under Section 4.2(e)(ii) of the Contribution Agreement shall be the date that the Post-Closing Linn Statement is due, and shall be delivered in connection with (and as part of) the delivery of the delivery of the Post-Closing Linn Statement.

b.
The deadline to submit any Citizen Lease Designation Notices under Section 4.3(e)(ii) of the Contribution Agreement shall be the date that the Post-Closing Citizen Statement is due, and shall be delivered in connection with (and as part of) the delivery of the delivery of the Post-Closing Citizen Statement.

c.
The Parties acknowledge and agree that notwithstanding Section 17.5 of the Contribution Agreement, email notification shall be sufficient for purposes of providing a Linn Lease Designation Notice and/or Citizen Designation Notice, as applicable.

2.	Definition of “Linn Substitute Leases”. The definition of “Linn Substitute Leases” is deleted in its entirety and replaced with the following: “Linn Substitute

Leases” means any Linn Additional Leases utilized to offset Linn Title Defects and Linn Environmental Defects properly asserted by Citizen with respect to the Linn Assets for which the Initial Linn Agreed Value is to be adjusted downward by designating one or more Linn Additional Leases (in whole or in part) to offset the aggregate adjustment for such Linn Title Defects and Linn Environmental Defects, in each case at no cost to the Company or such designee and without Linn receiving any additional Units or any other consideration therefor from the Company or such designee.

3.
Definition of “Citizen Substitute Leases”. The definition of “Citizen Substitute Leases” is deleted in its entirety and replaced with the following: “Citizen Substitute Leases” means any Citizen Additional Leases utilized to offset Citizen Title Defects and Citizen Environmental Defects properly asserted by Linn with respect to the Citizen Assets for which the Initial Citizen Agreed Value is to be adjusted downward by designating one or more Citizen Additional Leases (in whole or in part) to offset the aggregate adjustment for such Citizen Title Defects and Citizen Environmental Defects, in each case at no cost to the Company or such designee and without Citizen receiving any additional Units or any other consideration therefor from the Company or such designee.

4.	Status of Curative.

a.
(i) On or before December 5, 2017, Linn shall use commercially reasonable efforts to provide, and (ii) in no event later than the Subsequent Closing for the Citizen Additional Leases and the Linn Additional Leases on December 8, 2017, Linn shall provide, written notice delivered by mail or electronically (for which email notification from David Rottino shall be deemed sufficient) to Citizen, acknowledging the following as to each and every Citizen Title Defect asserted by Linn as of such date: (A) which such Citizen Title Defects have been cured, (B) which Citizen Title Defects have been waived, and (C) which Citizen Title Defects remain in dispute (for which a written notice to resolve such dispute as a Title Dispute under Section 4.4 of the Contribution Agreement has been provided prior to the earlier of the date of such notice or December 7, 2017).

b.
(i) On or before December 5, 2017, Citizen shall use commercially reasonable efforts to provide, and (ii) in no event later than the Subsequent Closing for the Citizen Additional Leases and the Linn Additional Leases on December 8, 2017, Citizen shall provide, written notice delivered by mail or electronically (for which email notification from James Woods shall be deemed sufficient), acknowledging the following as to each and every Linn Title Defect asserted by Citizen as of such date: (A) which such Linn Title Defects have been cured, (B) which Linn Title Defects have been waived, and (C) which Linn Title Defects remain in dispute (for which a written notice to resolve such dispute as a Title Dispute under Section 4.4 of the

Contribution Agreement has been provided prior to the earlier of the date of such notice or December 7, 2017).

c.
Prior to the Post-Closing Settlement Date, the Linn Curative Representative and Citizen Curative Representative shall prepare an accounting of the status of all Linn Title Defects and all Citizen Title Defects as of such date, which accounting shall take into account the notifications set forth in this Section 4 and shall note any dispute notices delivered in accordance with the Contribution Agreement. The Parties shall use commercially reasonable efforts to update such accounting until the later to occur of the Final Linn Adjustment Determination Date and the Final Citizen Adjustment Determination Date.

5.
Conveyance of Exhibit A-1 Leases. The Parties acknowledge and agree that certain oil and gas leases were intended to be set forth on Exhibit A-1 (Part I) or Exhibit A-1 (Part II), as applicable, but were omitted in error. Such leases shall be included in the conveyances to be delivered at the subsequent closing on December 8, 2017. To the extent the conveyance of such oil and gas leases cures or partially cures any asserted Linn Title Defect or Citizen Title Defect, as applicable, such cure or partial cure shall be set forth in the accounting set forth in Section 4 above.

6.
Certain Provisions. The Parties acknowledge and agree that following Sections of the Contribution Agreement are incorporated herein by reference mutatis mutandis: Sections 1.2 (References and Rules of Construction), 17.1 (Governing Law), 17.2 (Conspicuous Language), 17.3 (Dispute Resolution), 17.4 (Counterparts), 17.5 (Notices), 17.6 (Expenses), 17.7 (Waiver; Rights Cumulative), 17.10 (Parties in Interest), 17.11 (Binding Effect), 17.12 (Preparation of Agreement), 17.13 (Severability), 17.14 (Limitation on Damages), 17.15 (Assignment), and 17.9 (Amendment).

7.	Ratification. Except as modified by this Amendment, the Contribution Agreement remains in full force and effect in accordance with its terms.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first set forth above.

PARTIES:

LINN ENERGY HOLDINGS, LLC

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	Executive Vice President and Chief Financial Officer

LINN OPERATING, LLC

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	Executive Vice President and Chief Financial Officer

ROAN RESOURCES LLC

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	Operating Committee Member

CITIZEN ENERGY II, LLC

By:	/s/ James Woods
Name:	James Woods
Title:	Vice President – Land